EXHIBIT 10.18

BioLineRx Ltd.

2003 Share Incentive Plan

(*In compliance with Amendment No. 132 of the Israeli Tax Ordinance, 2002)

1.	Name
This plan, as amended from time to time, shall be known as the "BioLineRx Ltd. 2003 Share Incentive Plan" (the "Plan").

2.	Purpose
The purpose and intent of the Plan is to provide incentive: (i) to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience and ability, (ii) to attract new employees, directors, consultants, service providers and other entities, the services of which shall be considered valuable to the Company by the Board of Directors of the Company, (iii) to encourage the sense of proprietorship of such persons, and (iv) to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Plan.

3.	Definitions
For purposes of the Plan and related documents, including the Incentive Agreement, the following definitions shall apply:

3.1.	"Affiliate" means any “employing company” within the meaning of Section 102(a) of the Ordinance.

3.2.	"Approved 102 Option" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee (as defined in Section 7) for the benefit of Grantee.

3.3.	"Approved 102 Security" means an Approved 102 Option and/or an Approved 102 Share.

3.4.
"Approved 102 Share" means a Share issued pursuant to Section 102(b) of the Ordinance or a Share issued upon the exercise of an Approved 102 Option, and held in trust by a Trustee (as defined in Section 7) for the benefit of a Grantee.

3.5.	"Board" means the Board of Directors of the Company.

3.6.	"Capital Gain Security (CGS)" as defined in Section 6.4.

3.7.
"Cause" means (i) commitment of a serious breach of trust, including, but not limited to, theft, embezzlement, self-dealing; (ii) prohibited disclosure to unauthorized persons or entities of confidential or proprietary information of, or relating to, the Company and/or its Affiliates; (iii) the engaging by Grantee in any prohibited business or activities competitive to the business of the Company and/or its Affiliates; or (iv) any other action or omission which may be defined as Cause "justifiable cause" or the like in the respective Grantee's employment, consulting or service agreement with the Company or an Affiliate,  as applicable.

3.8.	"Chairman" means the chairman of the Committee.

3.9.	"Committee" means a share option / share incentive compensation committee appointed by the Board, as may be fixed from time to time by the Board.

3.10.	"Companies Law" means the Israeli Companies Law 5759-1999, as now in effect or as hereafter amended.

3.11.	"Company" means BioLineRx Ltd.

3.12.	"Controlling Shareholder" shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

3.13.	"Date of Grant" means, the date of grant of a Security, as determined by the Board and set forth in Grantee’s Incentive Agreement.

3.14.	"Employee" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder(s).

3.15.	"Exercise Price" means the price for each Share subject to an Option.

3.16.	"Expiration Date" means the date upon which an Option shall expire, as set forth in Section 10.2.

3.17.	"Fair Market Value" means as of any date, the value of a Share determined as follows:

(i)
If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board or the Committee deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

(ii)
If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board or the Committee.

3.18.	"Grantee" means a person who receives or holds a Security under the Plan.

3.19.	"IPO" means the initial public offering of the Company’s shares.

3.20.	"Issuance Price" means the price for each share issued to a Grantee.

3.21.	"Non-Employee" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

3.22.	"Ordinary Income Security (OIS)" as defined in Section 6.5.

3.23.	"Option" means an option to purchase one or more Shares of the Company pursuant to the Plan.

3.24.	"102 Option" means any Option granted pursuant to Section 102 of the Ordinance to any person who is an Employee.

3.25.	"102 Security" means a 102 Option and/or a 102 Share.

3.26.	"102 Share" means a Share issued pursuant to Section 102 of the Ordinance or a Share issued upon the exercise of a 102 Option, to any person who is an Employee.

3.27.	"3(i) Option" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

3.28.	"3(i) Security" means a 3(i) Option and/or a 3(i) Share.

3.29.	"3(i) Share" means a Share issued pursuant to Section 3(i) of the Ordinance or a Share issued upon the exercise of a 3(i) Option, to any person who is an Non-Employee.

3.30.	"Incentive Agreement" means the share option agreement or share incentive agreement between the Company and a Grantee that sets out the terms and conditions of a Security.

3.31.	"Ordinance" means the Israeli Income Tax Ordinance [New Version] 1961, as now in effect or as hereafter amended.

3.32.	"Plan" means this BioLineRx Ltd. 2003 Share Incentive Plan.

3.33.	"Section 102" means section 102 of the Ordinance as now in effect or as hereafter amended.

3.34.	"Security" means an Option or a Share.

3.35.	"Share" means an Ordinary Share, NIS 0.01 par value, of the Company.

3.36.
"Transaction" means (i) a merger, consolidation or reorganization of the Company with or into any other corporation, or (ii) the sale or transfer of all or substantially all of the outstanding shares of the Company, (iii) or the sale or transfer of all or substantially all of the assets of the Company.

3.37.	"Unapproved 102 Option" means an Option granted pursuant to Section 102(c) of the Ordinance.

3.38.	"Unapproved 102 Security" means an Unapproved 102 Option and/or an Unapproved 102 Share.

3.39.	"Unapproved 102 Share" means a Share issued pursuant to Section 102(c) of the Ordinance or a Share issued upon the exercise of an Unapproved 102 Option.

3.40.	"Vesting Dates" means, as determined by the Board or by the Committee, the date as of which Grantee shall be entitled to exercise the Options or part of the Options.

4.	Administration

4.1.
The Plan will be administered by the Board or by a Committee. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee and may, from time to time, remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

4.2.
The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

4.3.
Subject to the general terms and conditions of the Plan, the Committee shall have the full authority in its discretion, from time to time and at any time to: (i) designate Grantees to whom Securities shall be granted; (ii) determine the number of Shares to be covered by each Option; (iii) determine the time or times at which the same shall be granted; (iv) determine the Exercise Price of the Options and the Vesting Dates; (v) determine the Fair Market Value of the Shares; (vi) make an election as to the type of Approved 102 Securities; (vii) designate the type of Securities; (viii) determine any conditions on which the Options may be exercised and on which such Shares shall be paid for; and (ix) make all other determinations necessary or desirable for, or incidental to, the administration of the Plan.

4.4.
Notwithstanding the above, the Committee shall not be entitled to grant Options or issue Shares that are not underlying Options to Grantees, however, it will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(a)(5) of the Companies Law.

4.5.
The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Security granted thereunder.

4.6.	The interpretation and construction by the Committee of any provision of the Plan or of any Security thereunder shall be final and conclusive unless otherwise determined by the Board.

5.	Eligible Grantees

5.1.
The persons eligible for participation in the Plan as Grantees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Securties; (ii) Non-Employees may only be granted 3(i) Securities; and (iii) Controlling Shareholders may only be granted 3(i) Securities.

5.2.
The grant of a Security to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify her/him from participating, in any other grant of Securities pursuant to the Plan or any other Share incentive plan of the Company.

6.	Designation of Securities Pursuant to Section 102

6.1.	The Company may designate Securities granted to Employees pursuant to Section 102 as Unapproved 102 Securities or as Approved 102 Securities.

6.2.
The grant of Approved 102 Securities may be made under the Plan only following its adoption by the Board as described in Section 18, and shall be conditioned upon the approval of the Plan by the Israeli Tax Authorities.

6.3.	Approved 102 Securities may either be classified as Capital Gain Securities (“CGS”) or Ordinary Income Securities (“OIS”).

6.4.	Approved 102 Securities elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGS.

6.5.
Approved 102 Securities elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIS.

6.6.
The Company’s election of the type of Approved 102 Securities as CGS or OIS granted to Employees (the “Election”), shall be appropriately filed with the Israeli Tax Authorities before the Date of Grant of any Approved 102 Securities.

Such Election shall become effective beginning the first Date of Grant of an Approved 102 Security under the Plan and shall remain in effect until at least the end of the year following the year during which the Company first granted Approved 102 Securities. The Election shall obligate the Company to grant only the type of Approved 102 Security it has elected, and shall apply to all Approved 102 Security granted during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Securities simultaneously.

6.7.	All Approved 102 Securities must be held in trust by a Trustee, as described in Section 7.

6.8.
For the avoidance of doubt, the designation of Unapproved 102 Securities and Approved 102 Securities shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

6.9.
With regards to Approved 102 Securities, the provisions of the Plan and/or the Incentive Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Incentive Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Incentive Agreement, shall be considered binding upon the Company and the Grantees.

7.	Trustee

7.1.
Anything herein to the contrary notwithstanding, Approved 102 Securities granted under the Plan and/or other shares received subsequently following any realization of rights with respect to such Securities, including without limitation bonus shares, shall be granted by the Company to a trustee designated by the Board and approved by the Israeli Tax Authorities in accordance with the provisions of Section 102(a) of the Ordinance (the "Trustee"), and held for the benefit of the Grantees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "Holding Period"). In the event that the requirements for Approved 102 Securities are not met, then the Approved 102 Securities may be treated as Unapproved 102 Securities, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

7.2.
Notwithstanding anything to the contrary, the Trustee shall not release any Approved 102 Shares prior to the full payment of Grantee’s tax liabilities arising from Approved 102 Securities which were granted to Grantee.

7.3.
With respect to any Approved 102 Securities, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Grantee shall not sell or release from trust any Approved 102 Share and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee.

7.4.
Upon receipt of Approved 102 Securities, Grantee will sign and undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Security granted to Grantee thereunder.

7.5.
For the avoidance of doubt, nothing contained herein shall prevent the Company from granting Unapproved 102 Securities and/or 3(i) Securities to a trustee designated by the Board, to be held for the benefit of Grantees, all in accordance with the terms and conditions specified by the Board.

8.	Reserved Shares
The Company has reserved 2,285,022 authorized but unissued Shares for purposes of the Plan and any other present or future share incentive plans of the Company, subject to adjustments as provided in Section 14 (such number is based on a contemplated 1:20 split of the share capital of the Company, by way of division of the share capital and/or issuance of bonus shares).  All Shares under the Plan or under any other present or future share incentive plans, in respect of which the right of a Grantee hereunder or thereunder to hold or purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for issuance and/or grant through Options under the Plan and such other share incentive plans.

9.	Grant of Securities
Each Security granted pursuant to the Plan shall be evidenced by a written Incentive Agreement between the Company and Grantee, in such form as the Board or the Committee shall from time to time approve. Each Incentive Agreement shall state, inter alia, the number of Shares covered thereby, the type of Security granted thereunder (whether a CGS, OIS, Unapproved 102 Security or a 3(i) Security), the dates when the Option may be exercised (if applicable), the Exercise Price (if applicable), and such other terms and conditions as the Committee at its discretion may prescribe, such as, without limitation, vesting or reverse vesting dates, provided that they are consistent with the Plan.

10.	Term and Vesting of Securities

10.1.
Subject to the provisions of this Plan, Options granted to a Grantee under the Plan shall vest and become exercisable following the vesting dates and for such number of Shares as set forth in such Grantee's Incentive Agreement, as determined by the Committee. As well, subject to the Plan, Shares issued to a Grantee shall be released from reverse vesting as set forth in the Grantee's Incentive Agreement, as determined by the Committee. A Security may be subject to such other terms and conditions on the time or times when it may be exercised or released from reverse vesting, as applicable, as the Committee may deem appropriate. The vesting or reverse vesting provisions of individual Securities may vary.

10.2.
Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) ten (10) years from the Date of Grant (unless otherwise specified in the Option Agreement); (ii) the expiration in accordance with Section 15; and (ii) the expiration of any extended period in any of the events set forth in section 13.

11.	Issuance Price and Exercise Price
The Issuance Price or Exercise Price per Share issued or covered by each Option, as applicable, shall be determined by the Committee in its sole and absolute discretion; provided, however, that such Issuance Price or Exercise Price shall not be less than the par value of the Shares issued or of the Shares into which such Option is exercisable, as applicable. Each Incentive Agreement will contain the Issuance Price or Exercise Price determined for each Grantee.

12.	Exercise of Options

12.1.	Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

12.2.
The exercise of an Option shall be made by a written notice of exercise (the "Notice of Exercise") delivered by Grantee to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment of the Exercise Price, and containing such other terms and conditions as the Committee shall prescribe from time to time.

12.3.
Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 13, if any Option has not been exercised and the Shares covered thereby not paid for until the Expiration Date, the Grantee’s right to such Option and his/her right to acquire the underlying Shares of such Option shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Approved 102 Options are still held by the Trustee as aforesaid, the trust with respect thereto shall ipso facto expire and all of such Approved 102 Options shall again be subject for grant as provided in Section 8.

12.4.
Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a cashier's check payable to the order of the Company, or such other method of payment acceptable to the Company.

12.5.
For the avoidance of doubt, Grantees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of Grantee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the Plan, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 7.

13.	Termination of Engagement

13.1.
Subject to the provisions of Section 13.2, unless otherwise provided in the Grantee’s Incentive Agreement, in the event that a Grantee ceases, for any reason, to be employed by or to provide services to the Company or an Affiliate, all Options granted to such Grantee will immediately expire upon such cessation. For the avoidance of doubt, unless expressly stated otherwise in the Grantee's Incentive Agreement, in case of such cessation of employment or service, the unvested portion of the Grantee's Option shall not continue to vest and shall immediately expire.

13.2.
Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Grantee's Incentive Agreement, an Option may be exercised after the date of cessation of Optionee's employment or service with the Company or any Affiliates during an additional period of time beyond the date of such cessation, but only with respect to its vested portion at the time of such termination, as follows:

13.2.1.
If the Grantee’s termination of employment or service is due to such Grantee’s death or “Disability” (as hereinafter defined), then any of such Grantee’s vested Options (to the extent exercisable at the time of the Grantee’s termination of employment or service) shall be exercisable by the Grantee’s legal representative, estate of other person to whom the Grantee’s rights are transferred by will or by laws of descent of distribution for a period of twelve (12) months following such death or termination of employment or service due to “Disability” (but in no event after the expiration of the Option Term), and shall thereafter terminate.

For purposes hereof, “Disability” shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) consecutive months or an aggregate of six (6) months in any twelve (12)-month period.

13.2.2.
If the Grantee’s termination of employment or service is for any reason other than for Cause, then any of such Grantee’s vested Options (to the extent exercisable at the time of the Grantee’s termination of employment or service) shall be exercisable for a period of ninety (90) days following such termination of employment or service, and shall thereafter terminate; provided, however, that if the Grantee dies within such ninety-day period, such Options shall be exercisable by the Grantee’s legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent of distribution for a period of twelve (12) months following the Grantee’s death (but in no event after the expiration of the Option Term), and shall thereafter terminate.

13.2.3.
In the event of termination for Cause, any Option held by such Grantee (whether or not vested) shall terminate immediately and the Grantee shall have no further rights to purchase Shares pursuant to such Option.

13.3.
With respect to Unapproved 102 Securities, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

14.	Adjustment Upon Changes in Capitalization
Subject to any required action by the shareholders of the Company, the number and type of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but which have not been issued or as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or otherwise, as well as the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, stock dividend, combination, exchange of shares or reclassification of the Shares, all only if such triggering event generally applies to all Shares.

Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan.

15.	Consequences of a Transaction or Dissolution

15.1.
Upon the occurrence of any kind of Transaction or voluntarily liquidation or dissolution of the Company ("Dissolution"), any unexercised vested Options and any unvested Options existing at that time shall be automatically terminated.

15.2.
Notwithstanding the aforesaid, in case of a Transaction that involves sale, transfer or disposal of the securities of the Company, the Grantee’s Options then outstanding may be assumed or substituted for an appropriate number of shares of each class of shares or other securities and/or assets of the successor company in such Transaction (or a parent or subsidiary or another affiliate of such successor company) (the "Successor Company") as were distributed to the shareholders of the Company in respect of the Transaction. Furthermore, if the consideration received by the shareholders of the Company in respect of the Transaction was not solely common stock (or its equivalent) of the Successor Company, then the Committee may stipulate that the consideration to be received upon the exercise of Options shall be solely common stock (or its equivalent) of the Successor Company. As well, the Committee may stipulate that in lieu of any assumption of Options for shares or other securities of the Successor Company, such Options will be substituted for any other type of asset of the Successor Company as may be fair under the circumstances, including, but not limited to, cash amounts. In the case of such assumption and/or substitution of shares, appropriate adjustments shall be made to the Exercise Price of the Options to reflect such action, and all other terms and conditions of the Options, such as the vesting periods, shall remain in force.

15.3.
The Company may notify all holders of vested but unexercised Options, at least 10 (ten) business days before the estimated day of closing of a Transaction or of Dissolution (as shall be determined by the Committee) of such expected event, and such holders shall be required to advise the Company within 7 (seven) days of such notice, whether they wish to exercise their vested Options, in accordance with the procedures set forth in this Plan (regardless of whether or not actual closing of the Transaction or the Dissolution occurs after more than such 7-day period). Such exercise may be contingent on actual closing of the Transaction or actual occurrence of the Dissolution. Upon the expiration of such 7-day period, no exercise of the Options shall be allowed unless specifically authorized by the Committee. With respect to a Transaction, the provisions of this Section 15.3 shall not apply in the event of an assumption or substitution under Section 15.2 apply.

16.	Transferability; Restrictions

16.1.
No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative.  The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. The provisions of this Section 16.1 applying to Options shall apply to any Shares subject to reverse vesting, mutatis mutandis.

16.2.
Unless otherwise determined by the Committee, until the consummation of an IPO, the Shares issued under the Plan shall be subject to all restrictions on transfer applicable to the Shares of the Company (including without limitation, rights of first refusal, bring along rights, no-sale, market stand-off and tag-along rights), as stated in the Articles and in any shareholders agreement applicable to all or substantially all of the Company's shareholders, regardless of whether or not the Grantee is party to such shareholders agreement.

16.3.
Anything herein to the contrary notwithstanding, if, prior to the closing of an IPO, all or substantially all of the shares of the Company are to be sold, or upon a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another company, then Grantee shall be obliged to sell or exchange, as the case may be, all Shares such Grantee was issued or purchased under the Plan, in accordance with the instructions then issued by the Board, whose determination shall be final.

16.4.
Grantee acknowledges that in the event that Company’s shares shall be registered for trading on any public market, Grantee’s right to sell the Shares may be subject to certain limitations (including a lock-up period), as will be required by the Company or its underwriters; and Grantee unconditionally agrees and accepts any such limitations.

16.5.
By exercising an Option and/or by being issued a Share hereunder, Grantee agrees not to sell, transfer or otherwise dispose any of the Shares so purchased by him except in compliance with the United States Securities Act of 1933, as amended, and the rules and regulations thereunder or any other applicable law, and Grantee further agrees that all certificates evidencing any of such shares shall be appropriately legended to reflect such restriction. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction. The Company shall not register any transfer of Shares not made in accordance with the provisions of the Plan, the Company's Articles of Association and any applicable law.

17.	Shareholders Rights

17.1.
The Grantee shall have no rights of a shareholder with respect to the Shares subject to the Plan until the Grantee shall have exercised the Option (if applicable), paid the Exercise Price thereof (if applicable) and become the record holder of the Shares.

17.2.
With respect to all exercised Options or Shares issued under the Plan, the Grantee shall be entitled to receive dividends in accordance with the number of such Shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

18.	Term and Amendment of the Plan

18.1.	The Plan shall be effective as of the day it was adopted by the Board, and shall expire on such date that is ten (10) years following the Board adoption of the Plan.

18.2.
Subject to applicable laws, the Board may, at any time and from time to time, but when applicable, after consultation with the Trustee, terminate or amend the Plan in any respect. In no event, unless allowed under this Plan, may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Security previously granted to him. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Securities granted under the Plan prior to the date of such termination.

19.	Tax Consequences

19.1.
All tax consequences and/or obligations regarding other compulsory payments arising from the issuance of Shares, the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company, its Affiliates, the Trustee or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and/or its Affiliates and/or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax (and compulsory payment, if any) or interest or penalty thereon, including without limitation, in respect of Approved 102 Securities, liabilities relating to the necessity to withhold, or to have withheld, any such tax (and compulsory payment, if any) from any payment made to the Grantee.

19.2.	The Company and/or, when applicable, the Trustee, shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

20.	Miscellaneous

20.1.
Continuance of Employment or Hired Services: Neither the Plan nor the grant of a Security hereunder shall impose any obligation on the Company or any Affiliate thereof to continue the employment or service of any Grantee, and nothing in the Plan or in any Security granted pursuant hereto shall confer upon any Grantee any right to continue in the employ or service of the Company or an Affiliate thereof, or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

20.2.
Lock up: The Grantee will be subject to a lock-up period of: (i) not less than one hundred and eighty (180) days beginning on the effective date of the registration statement pursuant to which an IPO was effected, or any longer period of time which may be required by the underwriters of such IPO, or as shall be binding on all other shareholders of the Company; and (ii) up to ninety (90) days beginning on the effective date of any subsequent underwritten registration of the Company’s securities (except to the extent that the relevant shares of the Grantee are part of such underwritten registration), or any longer period of time which may be required by the underwriters of such subsequent underwritten registration, or as shall be binding on all other shareholders of the Company.

20.3.
Governing Law and Jurisdiction: The Plan and all instruments issued hereunder or in connection herewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel. The competent courts in Tel Aviv shall have sole and exclusive jurisdiction over any matters pertaining to the Plan.

20.4.
Multiple Agreements: The terms of each Security may differ from other Securities granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Security to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Securities previously granted to that Grantee. The grant of multiple Securities may be evidenced by a single Incentive Agreement or multiple Incentive Agreements, as determined by the Committee.

20.5.
Non-Exclusivity of the Plan: The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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